EXHIBIT 4.0

Form of stock certificate

         NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFE AGENT
            INCORPORATED UNDER THE LAWS OF THE STATE OF

                                COLORADO

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM AN EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF

Number                                                 Shares

__________              New Pacific Ventures, Inc.   ___________

                    AUTHORIZED COMMON STOCK: 100,000,000 SHARES
                          PAR VALUE $.001 each

This Certifies that        ________________________

Is The Record Holder of    ________________________

            Shares of NEW PACIFIC VENTURES, INC. Common Stock transferable on the books of the Corporation or by duly authorized attorney upon surrender of this Certificate propertly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:________________

/s/____________________                    /s/____________________
    Secretary Treasurer         Seal            President

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT     Countersigned
                                                      & Registered
                                             The Nevada Agency and
                                                     Trust Company